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                                                                    Exhibit 3-92
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                                            Filed in the Department of
                                            State on July 08 1996
                                            /s/ [graphic of signature]
                                            __________________________
                                            Secretary of the Commonwealth

                                    2704284
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                              (Line for Numbering)

Articles of Incorporation
Domestic Business Corp.

                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU

   In compliance with the requirements of 15 Pa.C.S. Section 1306 (relating to Articles of Incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

   1. The name of the corporation is:

      GENESIS ELDERCARE PROPERTIES, INC.

   2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

          148 West State Street
          Kennett Square, PA 19348

   3. The corporation is formed under the provisions of the 1988 Pennsylvania Business Corporation Law.

   4. These Articles of Incorporation may be amended in the manner at the time prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

   5. The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock.

   6. The name and post office address of the incorporator is Jean M. Hamilton, Blank Rome Comisky & McCauley, 4 Penn Center Plaza, Philadelphia, PA 19103.

   IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this third day of July, 1996.


                             /s/ Jean M. Hamilton
                             ----------------------------
                             Jean M. Hamilton
JUL -8  96
PA Dept. of State